                      [LETTERHEAD OF MAYER, BROWN & PLATT]


                                                                    EXHIBIT 5.1


                                 August 5, 1996



Homestead Village Incorporated
125 Lincoln Avenue, Suite 300
Santa Fe, New Mexico 87501

          Re: Common Stock, $0.01 par value per share, and Warrants to acquire Common Stock
              --------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Homestead Village Incorporated, a Maryland corporation ("Homestead"), in connection with the public distribution of shares of Homestead's common stock, $0.01 par value per share (the "Common Stock"), and warrants to acquire Common Stock (the "Warrants"), in connection with a proposed merger of certain subsidiaries of each of Security Capital Pacific Trust, a Maryland real estate investment trust ("PTR"), Security Capital Atlantic Incorporated, a Maryland corporation ("Atlantic"), and Security Capital Group Incorporated, a Maryland corporation ("SCG") into Homestead. The Warrants will be issued under a warrant agreement (the "Warrant Agreement") between Homestead and The First National Bank of Boston, as warrant agent (the "Warrant Agent"). Each of PTR and Atlantic will distribute, pro rata, all of the Common Stock and Warrants owned by them to their respective shareholders.

     We have also participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-4 (the "Registration Statement") relating to the Common Stock and Warrants. In this connection, we have examined such corporate and other records, instruments, certificates and documents as we considered necessary to enable us to express this opinion.

     Based on the foregoing, it is our opinion that (i) the Common Stock and Warrants were duly authorized for issuance and, upon issuance and delivery to PTR, the PTR shareholders, Atlantic, the Atlantic shareholders, and SCG, will be fully paid and non-assessable, (ii) the
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August 5, 1996
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shares of Common Stock issuable upon exercise of the Warrants, when issued pursuant to the terms of the Warrant Agreement and the related Warrants, will be fully paid and non-assessable and (iii) the Warrants will be binding obligations of Homestead enforceable against Homestead in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally and subject to general principles of equity.

     To the extent that the obligations of Homestead under the Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and will constitute the legal, valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     Insofar as the foregoing opinion involves matters governed by Maryland law, we have relied, with your approval, upon the opinion of the law firm of Ballard Spahr Andrews & Ingersoll, a copy of which is attached as Exhibit A.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under each of the captions "Legal Matters."

     We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois and the federal laws of the United States of America.

                                    Very truly yours,



                                    MAYER, BROWN & PLATT

       [Letterhead of Law Offices of Ballard Spahr Andrews & Ingersoll]


                                                                 FILE NUMBER
                                                                   801756

                                August 5, 1996


Mayer, Brown & Platt
190 South LaSalle Street
Chicago, IL 60603

          Re:  Homestead Village Incorporated
               Registration Statement on Form S-4
               Registration No. 333-4455
               ----------------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to Homestead Village Incorporated, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 17,749,735 shares (the "Shares") of Common Stock, $.01 par value per share, of the Company (the "Common Stock"), 10,000,000 warrants (the "Warrants") to purchase one share of Common Stock each, to be issued to Security Capital Pacific Trust, a Maryland real estate investment trust ("PTR"), Security Capital Atlantic Incorporated, a Maryland corporation ("SCG"), and 10,000,000 shares of Common Stock to be issued upon exercise of the Warrants (the "Warrant Shares"), as described in the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The Registration Statement in the form in which it was transmitted to the Securities and Exchange Commission (the
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August 5, 1996
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"Commission") under the 1933 Act on May 24, 1996 and Amendment Number 1 thereto, filed with the Commission on July 17, 1996;

          2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Bylaws of the Company, certified as of a recent date by its Secretary;

          4. Resolutions adopted by the Board of Directors and stockholders of the Company relating to the authorization, sale, issuance and registration of the Shares and the Warrants certified as of a recent date by the Secretary of the Company;

          5. The form of Warrant Agreement (the "Warrant Agreement") between the Company and First National Bank of Boston, as Warrant Agent (the "Warrant Agent"), and the form of Certificate representing a Warrant attached thereto as Exhibit A (the "Warrant Certificate"), both certified by the Secretary of the Company as of the date hereof;

          6.   The form of certificate representing a share Common Stock;

          7. A certificate of the SDAT as to the good standing of the Company, dated August 5, 1996;

          8. A certificate executed by Jeffrey A. Klopf, Secretary of the Company, dated August 5, 1996;

          9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws
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August 5, 1996
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relating to or affecting the enforcement of creditors' rights and (b) by general equitable principles.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise.

          The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Shares have been duly and validly authorized and, when and if sold and delivered against payment therefor and otherwise in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance, will be duly and validly issued, full paid and nonassessable.

          3. The issuance of the Warrants by the Company has been duly authorized by the Board of Directors of the Company and, when and if the Warrant Certificates are duly executed and delivered by the Company to the Warrant Agent and countersigned by the Warrant Agent and delivered by the Warrant Agent to and paid for by PTR, Atlantic and SCG in accordance with the resolutions of the Board of Directors of the Company authorizing the issuance of the Warrants and with the Warrant Agreement, the
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August 5, 1996
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Warrants will be legally issued, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights, (b) by general equitable principles, or (c) the doctrine of commercial reasonableness.

          4. The Warrant Shares have been duly authorized and, when and if sold and delivered against payment therefor and otherwise in the manner described in the Registration Statement, will be (assuming that any shares of Common Stock issued between the date hereof and the date on which the Warrant Shares are actually issued (not including any Warrant Shares), when aggregated with all shares of Common Stock issued as of the date hereof and the Warrant Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue) validly issued, fully paid and nonassessable under the laws of the State of Maryland.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you solely for your benefit in connection with delivering your opinion attached as Exhibit 5.1 to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

          We hereby consent to the use of the name of our firm in the section entitled Legal Matters in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                       Very truly yours,



                                       /s/ Ballard Spahn Andrews Ingersoll
                                       -----------------------------------
                                       Ballard Spahn Andrews Ingersoll